Exhibit  23



               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in this Annual Report (Form 10-KSB) of Semele Group, Inc. of our report dated April 9, 2002, on the financial statements of Semele Group, Inc., included in the 2001 Annual Report to Stockholders of Semele Group, Inc.

                              /s/  ERNST  &  YOUNG  LLP


Tampa,  Florida
April  15,  2002